UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2022

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 West McEwen, Suite 500 Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(626) 252-7040

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

2022 Base Salary

On March 5, 2022, the compensation committee (the “Compensation Committee”) of the board of directors of Kaiser Aluminum Corporation (the “Company”) approved the annual base compensation of the Company's executive officers, effective April 1, 2022, including the annual base compensation of the executive officers of the Company identified below (the “Named Executive Officers”).

Name and Position	Base Salary
Keith A. Harvey	$935,000
President and Chief Executive Officer

John M. Donnan	$495,000
Executive Vice President, Chief Administrative Officer and General Counsel

Neal E. West	$490,000
Executive Vice President and Chief Financial Officer

Jason Walsh	$450,000
Senior Vice President – Manufacturing

Blain Tiffany	$400,000
Senior Vice President – Sales and Marketing

2022 Incentive Compensation

On March 5, 2022, the Compensation Committee also approved a short-term incentive plan for 2022 (the “2022 STI Plan”) and a long-term incentive program for the 2022 through 2024 performance period (the “2022-2024 LTI Plan”). The structure, terms and objectives of the 2022 STI Plan and 2022-2024 LTI Plan are described in more detail below and generally consistent with the structure, terms and objectives of the 2021 short-term incentive plan and the 2021-2023 long-term incentive program, except for (i) the annual increase of the adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") targets resulting in threshold, target and maximum payouts under the 2022 STI Plan, (ii) the reduction of the maximum payout from 300% to 250% for certain executive officers, including the Named Executive Officers, under the 2022 STI Plan, (iii) the reduction of the individual modifier range from +/-100% to +/-25% for certain executive officers, including the Named Executive Officers, under the 2022 STI Plan, (iv) the elimination of total controllable cost as a performance metric under the 2022-2024 LTI Plan, and (v) the increase of the weighting of the adjusted EBITDA margin performance metric under the 2022-2024 LTI Plan from 20% to 40%.

2022 STI Plan

The 2022 STI Plan is designed to reward participants for achieving certain adjusted EBITDA performance goals determined based on the return on the Company's adjusted net assets based on adjusted pre-tax operating income. Similar to the short-term incentive plan approved by the Compensation Committee in 2021, the 2022 STI Plan includes modifiers for safety (+/-10%), quality (+/-10%), delivery (+/-10%) and cost (+/-10%) performance, and permits, subject to the maximum payout opportunity described below, positive and negative adjustments to individual awards based on individual, facility, and/or functional area performance, as well as performance against other strategic initiatives, which, with respect to the Company’s executive officers, also requires approval by the Company’s Compensation Committee.

The 2022 STI Plan provides for (i) a threshold performance level below which no payout is made, a target performance level at which the target award is available and a performance level at or above which the maximum payout is available, and (ii) minimum and maximum payout opportunities ranging from zero for less than a 6%

return on the Company’s adjusted net assets up to three times the target payout amount (except for certain executive officers, including the Named Executive Officers, as previously described) for a 30% or more return on the Company’s adjusted net assets. Each year higher adjusted net assets and depreciation and amortization costs raise the adjusted EBITDA levels required to achieve threshold, target and maximum payouts. The table below sets forth the estimated future payouts that can be earned by each of the following Named Executive Officers, under the 2022 STI Plan below the threshold performance level and at the threshold, target and maximum performance levels.

Name	Below Threshold	Threshold	Target	Maximum
Keith A. Harvey	—	$472,500	$945,000	$2,362,500
John M. Donnan	—	$177,500	$355,000	$887,500
Neal E. West	—	$175,000	$350,000	$875,000
Jason Walsh	—	$120,000	$240,000	$600,000
Blain Tiffany	—	$91,500	$183,000	$457,500

The preceding description of the 2022 STI Plan is qualified in its entirety by the Kaiser Aluminum Fabricated Products 2022 Short-Term Incentive Plan for Key Managers, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

2022-2024 LTI Plan

The 2022-2024 LTI Plan is designed to reward participants with (i) a fixed number of time-vested restricted stock units representing 45% of the target monetary value of the 2022-2024 LTI Plan grants (40% for certain executive officers, including the Named Executive Officers other than Mr. Harvey and 30% for Mr. Harvey) and (ii) a fixed number of performance shares representing 55% of the target monetary value of the 2022-2024 LTI Plan grants (60% for certain executive officers, including the Named Executive Officers other than Mr. Harvey and 70% for Mr. Harvey) that vest, if at all, based on the Company's achievement of the performance objectives described below. The performance objective for 60% of the performance shares is based on the Company's TSR performance relative to its peer companies in the S&P 600 SmallCap Materials and S&P 400 MidCap Material Indices and for the remaining 40% of the performance shares is based on the Company's adjusted EBITDA margin performance, each over the 2022 through 2024 performance period.

The restricted stock units issued to the 2022-2024 LTI Plan participants, including the Named Executive Officers, subject to certain limited exceptions, vest on March 5, 2024, and entitle the participants to receive one share of the Company’s common stock for each vesting restricted stock unit. The 2022-2024 LTI Plan provides for minimum and maximum vesting opportunities ranging from zero up to two times the pro rata portion of the target number of performance shares depending upon the Company's performance. Each performance share that becomes earned and vested entitles the participant to receive one share of the Company's common stock.

On March 5, 2022, the Compensation Committee approved the following grants of restricted stock units and performance shares, effective as of March 5, 2022, to the following Named Executive Officers pursuant to the terms of the 2022-2024 LTI Plan:

Name	Number of Restricted Stock Units (1)	Number of Target Performance Shares (2)
Keith A. Harvey	9,964	23,250
John M. Donnan	3,453	5,180
Neal E. West	3,453	5,180
Jason Walsh	1,564	2,346
Blain Tiffany	1,462	2,194

_______

(1)

The restrictions on 100% of the restricted stock units granted will lapse on March 5, 2025 or earlier if the Named Executive Officer's employment terminates as a result of death or disability or in the event of a change in control of the Company. If the Named Executive Officer’s employment is terminated by the Company without cause or the Named Executive Officer’s employment is voluntarily terminated by the Named Executive Officer for good reason, in either case before March 5, 2025, the restricted stock units granted will remain outstanding and vest on March 5, 2025 (or earlier in the event of a change of control or the Named Executive Officer’s death or disability). If the Named Executive Officer's employment is terminated by the Named Executive Officer on or after retirement at age 65 or older, the restricted stock units granted will remain outstanding and the restrictions on a pro-rated portion of such units, determined based on the number of days the Named Executive Officer was employed by the Company during the restriction period, will lapse on March 5, 2025.

(2)

The tables below set forth the number of performance shares that will become vested for each of the following Named Executive Officers under the 2022-2024 LTI Plan below the threshold performance levels and at the threshold, target and maximum performance levels based on the Company’s performance objectives described above:

Name	Below Threshold	Threshold	Target	Maximum
Keith A. Harvey	—	11,625	23,250	46,500
John M. Donnan	—	2,590	5,180	10,360
Neal E. West	—	2,590	5,180	10,360
Jason Walsh	—	1,173	2,346	4,692
Blain Tiffany	—	1,097	2,194	4,388

________

The number of performance shares, if any, that are earned will be determined based on the Company performance and will vest on the later to occur of March 5, 2025 and the date on which the Compensation Committee approves the multipliers for the performance shares based on the Company's achievement of each of the performance objectives described above. Notwithstanding the foregoing, the respective target number of performance shares will be earned and immediately vest if prior to December 31, 2024 the Named Executive Officer's employment terminates as a result of death or disability, and if there is a change in control of the Company before December 31, 2024, the number of performance shares, if any, that are earned will be determined based on the Company's achievements during the performance period through the date of such change in control and will immediately vest on such date. However, if the Named Executive Officer's employment is terminated by the Company without cause or is voluntarily terminated by the Named Executive Officer for good reason, the number of performance shares, if any, that are earned will be determined based on the actual performance achieved during the performance period and will vest on the later to occur of March 5, 2025 and the date on which the Compensation Committee approves the multipliers for the performance shares based on the Company's achievement of each of the performance objectives. If the Named Executive Officer's employment is terminated by the Named Executive Officer on or after normal retirement at age 65 or older, the number of performance shares, if any, that are earned will be determined based on the actual performance achieved during the performance period and pro-rated for the number of days the Named Executive Officer was employed by the Company during the performance period.

The grants of restricted stock units and performance shares were made pursuant to the Company's 2021 Equity and Incentive Compensation Plan (the “Equity Plan”). A copy of the Equity Plan is filed as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company on June 3, 2021. A summary of the performance objectives for determining the number of performance shares earned under the 2022-2024 LTI Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	2022 Short-Term incentive Plan.
10.2	2022-2024 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date: March 10, 2022